Exhibit 23.1

New York Office 7 Penn Plaza, Suite 830 New York, NY 10001 T 212.279.7900

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Generation Asia I Acquisition Limited (the “Company”) on Form S-1 of our report dated March 19, 2021, (except for Note 2, Note 3 and the 2nd and the 3rd paragraph of Note 8, as to which the date is August 23, 2021, and the 4th and the 5th paragraph of Note 8, as to which, the date is October 22, 2021) which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of Generation Asia I Acquisition Limited as of March 5, 2021 and for the period from March 3, 2021 (inception) through March 5, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, NY

October 22, 2021

www.marcumbp.com